CARILLON INVESTMENTS, INC.

                    BROKER-DEALER AGREEMENT


AGREEMENT by and between CARILLON INVESTMENTS, INC., ("Carillon"), a registered broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of l934 and a member of the National Association of Securities Dealers, Inc. ("NASD"); and ______________________________________________
("Broker-Dealer"), also a registered broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of l934 and a member of the NASD.

I.   INTRODUCTION

WHEREAS, Carillon is the principal underwriter of certain variable contracts ("Contracts") issued by The Union Central Life Insurance Company ("Union Central"), which Contracts are registered under the Securities Act of l933; and

WHEREAS, Union Central has authorized Carillon to enter into agreements with other broker-dealers for the distribution of the Contracts; and

WHEREAS, Broker-Dealer wishes to participate in the distribution of the Contracts.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:


II.  APPOINTMENT OF BROKER-DEALER

A.   APPOINTMENT
Carillon hereby appoints Broker-Dealer as its agent for the solicitation of applications for the purchase of the Contracts, and Broker-Dealer accepts such appointment subject to the terms and conditions set forth herein.


III. AUTHORITIES AND DUTIES OF BROKER-DEALER

A.   CONTRACTS
The contracts issued by Union Central to which this Agreement applies are listed in Schedule I. Schedule I may be amended from time to time by Carillon. Carillon, in its sole discretion and without notice to Broker-Dealer, may suspend sales of any Contracts.

B.   LICENSING REPRESENTATIVES
Broker-Dealer shall take reasonable steps to qualify its registered representatives ("Representatives") to sell the Contracts under the applicable insurance laws. Broker-Dealer shall fulfill all requirements set forth in
Section VI, in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of Union Central. All such licensing/appointment papers should be submitted to Union Central by Broker-Dealer.

C.   SECURING APPLICATIONS
All applications for Contracts shall be made on application forms supplied by Carillon and all payments collected by Broker-Dealer or any Representative of Broker-Dealer shall be remitted promptly in full, together with such application forms and any other required documentation, directly to Union Central at the address indicated on such application or to such other address as Carillon may, from time to time, designate in writing. Broker-Dealer shall review all such applications for completeness. Broker-Dealer agrees that it will not accept any Contract purchase payment other than the first such payment and then only if such payment is in the form of a check or money order made payable to "The Union Central Life Insurance Company." All applications are subject to acceptance or rejection by Union Central in its sole discretion.

D.   MONEY RECEIVED BY BROKER-DEALER
All money payable in connection with any of the Contracts, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any contract owner or anyone else having an interest in the Contracts, is the property of Union Central, and shall be transmitted immediately in accordance with the administrative procedures of Union Central without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by Broker-Dealer.

E.   SUPERVISION OF REPRESENTATIVES
Broker-Dealer shall have full responsibility for the training and supervision of all Representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Contracts and all such persons shall be subject to the control of Broker-Dealer with respect to such persons' securities-regulated activities in connection with the Contracts.
Broker-Dealer will cause
the Representatives to be trained in the sale of the Contracts; will use its best efforts to cause such Representatives to qualify under applicable federal and state laws to engage in the sale of the Contracts; and will cause such Representatives to be registered representatives of Broker-Dealer before such Representatives engage in the solicitation of applications for the Contracts and will cause such Representatives to limit solicitation of applications for the Contracts to jurisdictions where
Carillon has authorized such solicitation.
Broker-Dealer shall cause such Representatives' qualifications to be certified to the satisfaction of Carillon and shall notify Carillon if any Representative ceases to be a registered representative of Broker-Dealer.

F.   REPRESENTATIVES AGREEMENT
Broker-Dealer shall cause each such Representative to execute a Registered Representative's Agent Agreement with Union Central before a Representative shall be permitted to solicit applications for the sale of the Contracts. Carillon shall cause Union Central to furnish Broker-Dealer with copies of the Registered Representative's Agent Agreement for execution by the Representatives.

G. COMPLIANCE WITH NASD RULES OF FAIR PRACTICE AND FEDERAL AND STATE SECURITIES LAWS
Broker-Dealer shall fully comply with the requirements of the NASD and of the Securities Exchange Act of l934 and all other applicable federal or state laws and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Representatives.

H.   NOTICE OF REPRESENTATIVE'S NONCOMPLIANCE
In the event a Representative fails or refuses to submit to supervision of Broker-Dealer or otherwise fails to meet the rules and standards imposed by Broker-Dealer on its Representatives, Broker-Dealer shall certify such fact to Carillon and shall immediately notify such Representative that he or she is no longer authorized to sell the Contracts, and Broker-Dealer shall take whatever additional action may be necessary to terminate the sales activities of such Representative relating to the Contracts.

I.   PROSPECTUSES, SALES PROMOTION MATERIAL AND ADVERTISING
Broker-Dealer shall be provided, without any expense to Broker-Dealer, with prospectuses relating to the Contracts and such other material as Carillon determines to be necessary or desirable for use in connection with sales of the Contracts.

J.   REPRESENTATIONS
Broker-Dealer acknowledges that neither it nor its Representatives are authorized to make any representations concerning the Contracts in connection with the offer and sale thereof other than representations contained in the prospectuses filed pursuant to the Securities Act of l933 or in sales materials approved by Carillon relating to such Contracts.

IV.  COMPENSATION

A.   SERVICE FEES AND COMMISSIONS
Service Fees and Commissions payable to Broker-Dealer in connection with the Contracts shall be paid by Carillon to Broker-Dealer. Carillon will provide Broker-Dealer with a copy of the current Service Fee and Commission Schedule (see Schedule I). These fees and commissions will be paid as a percentage of premiums or purchase payments (premiums and purchase payments are hereinafter referred to collectively as "Payments") received in cash or other legal tender and accepted by Union Central on applications obtained by the various Representatives of Broker-Dealer. Upon termination of this Agreement, all compensation to Broker-Dealer hereunder shall cease;
however, Broker- Dealer shall continue to be liable for any chargebacks or for any other amounts advanced by or otherwise due Carillon hereunder.

B.   TIME OF PAYMENT
Carillon shall pay any compensation due Broker-Dealer within fifteen (15) days after the end of the calendar month in which Payments upon which such compensation is based are accepted by Union Central.

C.   AMENDMENT OF SCHEDULES
Carillon may, upon at least ten (10) days prior written notice to Broker-Dealer, change the Service Fee and Commission Schedule. Any such change shall be by written amendment of the particular schedule or schedules and shall apply to compensation due on applications received by Union Central after the effective date of such notice.

D.   PROHIBITION AGAINST REBATES
If Broker-Dealer or any Representative of Broker-Dealer shall rebate or offer to rebate all or any part of a Payment on any Contract issued by Union Central, or if Broker-Dealer or any Representative of Broker-Dealer shall withhold any Payment on any Contract issued by Union Central, the same will be grounds for immediate termination of this Agreement by Carillon. If Broker-Dealer or any Representative of Broker-Dealer shall at any time induce or endeavor to induce any owner of any Contract issued hereunder to discontinue Payments or to relinquish any such Contract except under circumstances where there are reasonable grounds for believing the Contract is not suitable for such person, any and all compensation due Broker-Dealer hereunder shall cease and terminate.

E.   INDEBTEDNESS
Nothing in this Agreement shall be construed as giving Broker-Dealer the right to incur any indebtedness on behalf of Carillon. Broker-Dealer hereby authorizes Carillon to set off liabilities of Broker-Dealer to Carillon against any and all amounts otherwise payable to Broker-Dealer by Carillon.


V.   GENERAL PROVISIONS

A.   WAIVER
Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.   LIMITATIONS
No party other than Union Central shall have the authority to make, alter, or discharge any Contract issued by Union Central. No party other than Union Central shall have the authority to waive any forfeiture or extend the time of making any Payments. No party other than Union Central shall have the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Union Central. No party other than Union Central shall have authority to alter the forms which Carillon may prescribe or substitute other forms in place of those prescribed by Carillon. No party other than Carillon shall have authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Carillon.

C.   FIDELITY BOND
Broker-Dealer assigns any proceeds received from its fidelity bonding company to Union Central or to Carillon, as their interest may appear, to the extent of their loss due to activities covered by the bond. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay Carillon such amount on demand and Broker-Dealer hereby indemnifies and holds harmless Carillon from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

D.   BINDING EFFECT
This agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that Broker-Dealer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Carillon.

E.   REGULATIONS
All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

F.   INDEMNIFICATION
     (a) Carillon agrees to indemnify and hold harmless Broker-Dealer, its Representatives, officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the Securities Act of l933, the Securities Exchange Act of l934, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts or for the shares of Carillon Fund, Inc. ("Fund") filed pursuant to the Securities Act of l933 or any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Carillon pursuant to
Section V, paragraph J of this Agreement.

  (b) Broker-Dealer agrees to indemnify and hold harmless Carillon and Union Central, their Representatives, officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the Securities Act of l933, the Securities Exchange Act of l934, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any oral or written misrepresentation by Broker-Dealer or its Representatives, officers, directors, employees or agents unless such misrepresentation is contained in the registration statement for the Contracts or Fund shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Carillon pursuant to Section V, paragraph J of this Agreement, (ii) the failure of Broker-Dealer or its Representatives, officers, directors, employees or agents to comply with any applicable provisions of this Agreement, or (iii) any act by Broker-Dealer or its Representatives, officers, directors, employees or agents not approved by Carillon or Union Central.

G.   NOTICES
All notices or communications shall be sent to the address shown in Section VII of this Agreement or to such other address as the party may request by giving written notice to the other.

H.   GOVERNING LAW
This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.

I.   AMENDMENT OF AGREEMENT
Carillon reserves the right to amend this Agreement at any time. The submission of an application by Broker-Dealer after notice of any such amendment has been sent by Carillon shall constitute agreement by the Broker-Dealer to any such amendment.

J.   SALES PROMOTION MATERIALS AND ADVERTISING
Broker-Dealer shall not print, publish or distribute any advertisement, circular or any document relating to the Contracts or relating to Union Central unless such advertisement, circular or document shall have been approved in writing by Carillon.

K.   COMPLAINTS AND INVESTIGATIONS
Broker-Dealer and Carillon agree to cooperate fully in the event of any regulatory investigation, inquiry or proceeding, judicial proceeding or customer complaint involving the Contracts. In furtherance of the foregoing, (i) Broker-Dealer will notify Carillon of any such investigation, inquiry, proceeding, or complaint involving the Contracts or affecting the ability of Broker-Dealer to perform pursuant to this Agreement within five (5) days of Broker-Dealer's obtaining knowledge of same, (ii) Carillon will notify Broker-Dealer of any such investigation, inquiry, proceeding, or complaint involving Contracts distributed by Broker-Dealer within five (5) days of Carillon's obtaining knowledge of same, and (iii) in the case of a customer complaint, Carillon and Broker-Dealer each will consult with the other prior to sending any written response with respect to such complaint.

L.   TERMINATION
This agreement may be terminated, without cause, by any party upon thirty (30) days prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated immediately if Carillon or Broker-Dealer shall cease to be registered broker-dealers under the Securities Exchange Act of l934 and members of the NASD. Termination shall not affect the obligations of the parties under paragraph F of Section V of this Agreement or the liability of Broker-Dealer for any charge backs or for any other amounts advanced by or otherwise due Carillon hereunder.

VI.  CERTIFICATION WITH RESPECT TO REPRESENTATIVES

Broker-Dealer hereby certifies to Carillon that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of Union Central submitted by Broker-Dealer. Broker-Dealer will, upon request, forward proof of compliance with same to Union Central in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for Union Central. We vouch for each applicant.

2. We have on file a B-300, B-301 or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements and each applicant is presently registered as an NASD registered representative.

3. We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to Union Central are those of the applicant and the securities registration is a true copy of the original.

5. We hereby warrant that the applicant is not applying for a license with Union Central in order to place insurance chiefly and solely on his life or the lives of his relatives.

6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

 7. We will not permit any applicant to transact insurance as an agent of Union Central until duly licensed therefor. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

VII. ADDRESS FOR NOTICES


Carillon Investments, Inc.
P.O. Box 40409
Cincinnati, OH  45240


__________________________

__________________________

__________________________

This Agreement shall be effective upon execution by Carillon.




__________________________


     By:  ____________________________________________________
               Name and Title

     Date:__________________



CARILLON INVESTMENTS, INC.


     BY:  ____________________________________________________
               Name and Title

     Date:__________________

                           SCHEDULE I

               Service Fee and Commission Schedule

This Service Fee and Commission Schedule is attached to and made a part of the Broker-Dealer Agreement entered into between Carillon Investments, Inc. ("Carillon") and ______________________________ ("Broker-Dealer").

Fees and Commissions will be paid as a percentage of Premiums or Purchase Payments (hereinafter referred to collectively as "Payments") received in cash or other legal tender and accepted by The Union Central Life Insurance Company ("Union Central") on applications obtained by the various registered representatives of the Broker-Dealer.

Carillon will pay to the Broker-Dealer an amount determined by the Schedule shown below, in full satisfaction of all amounts due under this Schedule.



        VARIABLE UNIVERSAL LIFE  - CARILLON LIFE ACCOUNT
           ___________________________________________

               [                                 ]


If, for any reason, Union Central or Carillon refunds any Payment on any Contracts secured through the Broker-Dealer, then Carillon reserves the right to charge back and recover any Service Fees and Commissions paid, with respect to such Payment, from the Broker-Dealer. Also, the Broker-Dealer must return to Union Central any Service Fees and Commissions paid if the Contract is tendered for redemption within the "free look" period.

                    CARILLON INVESTMENTS, INC.




                            President

                           Schedule A
                    CARILLON INVESTMENTS, INC.
                      Compensation Schedule

     This Compensation Schedule is attached to and made a part of the Sales Representative's Agent Agreement ("Agreement") entered into by and among The Union Central Life Insurance Company ("UC"), Carillon Investments, Inc. ("Carillon"), and the Registered Representative ("Representative"). It replaces and supersedes all prior schedules.

     Compensation on premiums received by UC while this Agreement is in force will be paid in accordance with the following:

I.   INDIVIDUAL VARIABLE ANNUITY (FORM UC 2617)
     Compensation:  3 1/2% of all Contract premiums received by UC.

     First-year compensation and renewal service fee compensation for the Variable Annuity are paid at the same rate.

     Renewal service fee compensation will continue to be paid as long as UC continues to receive premiums and the Representative is under contract to Carillon and UC. If renewal premiums are increased or decreased, the compensation paid will vary accordingly.

     The Representative shall not be entitled to any compensation based on premiums received by UC after termination of this Agreement.

II.  INDIVIDUAL VARIABLE UNIVERSAL LIFE (FORM UC 8703)
     Compensation:
     A.   New Sales
          - 50% first-year commission on planned period premium paid up to target
          -    2% commission on other first-year premiums
     B.   Renewals
          - 2% renewal commission on all planned periodic premiums or additional premiums (lump sums) paid in years 2-10; for year 11 and later for the life of the policy there is a 2% service fee.

     Notwithstanding the last sentence in Paragraph 5 of this Agreement to the contrary, any compensation paid to the Representative after termination of this Agreement shall be in accordance with the terms of the agent's contract with UC in effect at the time of sale.

III. Carillon reserves the right to adjust, modify or change any provisions for compensation. It also reserves the right to charge back compensation paid to the Representative on premiums refunded to the applicant/owner.



                    CARILLON INVESTMENTS, INC.



                         President

UC 2971 12-95